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                                EXHIBIT 3.03
                               --------------



                  ADDENDUM TO AGREEMENT OF MARCH 19, 1999
                             DATED MAY 11, 1999





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                ADDENDUM TO AGREEMENT DATED MARCH 19, 1999.
               ---------------------------------------------


                     Dated this 11th day of May, 1999.


BETWEEN:


                    PROMAX ENERGY INC. (the "Purchaser")

                                   -and-

                   STARROCK RESOURCES LTD. (the "Vendor")



The above agreement is hereby amended to read that the effective date of the transfer of the Tangibles is May 1, 1999.



                                     STARROCK RESOURCES LTD.
                                     ____________________________

                                     PROMAX ENERGY INC.
                                     _____________________________

                                     _____________________________

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